EXHIBIT 99.1

SimpleTech Expects to Exceed Earlier Guidance for the Third Quarter of 2003

– Revised Outlook Reflects Increase in Flash Business, Improved Memory

Industry Fundamentals and Increased Demand in Stacking Memory Products –

SANTA ANA, Calif., Oct. 1 /PRNewswire-FirstCall/ — SimpleTech, Inc. (Nasdaq: STEC), a designer, manufacturer and marketer of custom and open-standard memory solutions based on Flash and DRAM memory technologies, today announced updated guidance for its third quarter of 2003. During its July 29, 2003, conference call and in its second quarter of 2003 earnings release, SimpleTech provided guidance that its third quarter of 2003 revenues would range from $48 million to $50 million, with a net loss per share of approximately $0.01. SimpleTech now expects revenues to grow sequentially by 27% to 30% from $44.7 million for the second quarter of 2003 to between $57 million and $58 million for the third quarter of 2003. In addition, the Company expects earnings per share of $0.00 to $0.01 for the third quarter of 2003, compared to a net loss per share of $0.02 for the second quarter of 2003.

The following factors have impacted the company’s expected results of operations for the third quarter of 2003:

•	Approximately 70% quarterly growth in Flash revenue compared to the same quarter of 2002; fifth consecutive quarter of greater than 55% Flash revenue growth compared to the same period in the prior year;

•	Current favorable pricing and demand environment in the Flash and DRAM markets; and

•	Approximately 300% sequential increase in quarterly revenues from SimpleTech stacking memory products.

SimpleTech expects to report its actual results of operations for the third quarter of 2003 in late October 2003.

About SimpleTech

SimpleTech, Inc. designs, manufactures and markets custom and open-standard memory solutions based on Flash and DRAM memory technologies. Headquartered in Santa Ana, California, the company offers a comprehensive line of over 2,500 products and specializes in developing high-density memory modules, memory cards and storage drives. For more information, please contact the company’s Investors Relations department at (949) 260-8328 (ir@simpletech.com) or visit www.simpletech.com

Safe Harbor

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning increased revenues to between $57 million and $58 million for the third quarter of 2003, earnings per share of $0.00 to $0.01 per share for the third quarter of 2003, growth of Flash products to our revenue stream, current favorable pricing and demand environment in the Flash and DRAM markets, increased revenues from stacking memory products. Forward-looking statements may be identified by the fact that we use words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could change any of them, and could cause actual outcomes and results to differ materially from current expectations. The foregoing are our expectations for the third quarter of 2003, however, we have not finalized our financial statements for this period. When actual results of operations are reported, it is possible that the results will vary from our expectations set forth above. Important factors which could cause actual results to differ materially from our expectations expressed or implied in the forward-looking statements above are detailed under “Risk Factors” in filings with the Securities and Exchange Commission (the “SEC”) made from time to time by us, including our Registration Statement on Form S-1 filed with the SEC on October 1, 2003, our Annual Report on Form 10-K, our quarterly report on Form 10-Q, and our current reports on Form 8-K. Other factors that could cause our actual results to differ materially from our expectations expressed or implied in the forward-looking statements include the following risks: fluctuations in our quarterly results, dependence on a small number of suppliers for our IC components, limited availability of DRAM and Flash IC components, the fluctuations in the costs of raw materials, declines in our average sales prices, changes in pricing and demand environment for our products, dependence on a limited number of customers for a significant portion of our revenues and difficulties in successfully implement new customer and supplier relationships. The information contained in this press release is a statement of SimpleTech’s present intention, belief or expectation. SimpleTech may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in SimpleTech’s assumptions or otherwise. SimpleTech Inc. undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

SOURCE SimpleTech, Inc.

-0-        10/01/2003

/CONTACT: investors, Mitch Gellman, director, investor relations, +1-949-260-8328, ir@simpletech.com